SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 8, 1999

                       WESTERN TECHNOLOGY & RESEARCH, INC.
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              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     WYOMING                        0-22597                   83-0273780
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 (STATE OR OTHER                 (COMMISSION                (IRS EMPLOYER
  JURISDICTION OF                FILE NUMBER)             IDENTIFICATION NO.)
  FORMATION)



 946 WEST PENN AVENUE, ROBESONIA, PA                                    19551
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)



     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (610) 693-3114
                                                        --------------

801 EAST A STREET, CASPER, WYOMING                                    82601
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Jones, Jensen & Company, P.C. ("Jones Jensen") by the letter dated April 8, 1999 was dismissed as the independent accountants for the Company. The reports of Jones Jensen on the financial statements of the Company for the past two fiscal years contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company's Board of Directors approved the dismissal of Jones Jensen.

         For the two most recent fiscal years and through April 8, 1999, there have been no disagreements between the Company and Jones Jensen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused Jones Jensen to make a reference thereto in its report on the Company's financial statements for such period. During the two most recent fiscal years and through April 8, 1999, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

         The Company has requested that Jones Jensen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Jones Jensen agrees with the above statements. A copy of such letter will be filed upon receipt from Jones Jensen.

         The Company engaged Grant Thornton, LLP ("GT"), as its new independent accountants as of April 8, 1999. Prior to such date, the Company did not consult with GT regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by GT, or (iii) any other matter that was the subject of a disagreement between the Company and its auditor (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in
Item 304(a) (1)(v) of Regulation S-K).

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

                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                   WESTERN TECHNOLOGY & RESEARCH, INC.



                                   By: /s/ JOHN D. RICHARDSON, III
                                       --------------------------------------
                                   Name:   John D. Richardson, III
                                   Title:  Chief Executive Officer


Dated:  April 12, 1999

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